Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This SEPARATION AGREEMENT AND RELEASE (“Agreement”) is made and entered into by and between Mark W. Reiling (“Employee”) and Investors Real Estate Trust, Inc. (“Company”) on behalf of itself, its predecessors, parents, subsidiaries and affiliated entities (collectively, the “Company”).

1. Separation Payment.  Provided Employee does not exercise his right of rescission under Section 8 below, the Company shall provide the following severance payment to Employee within twenty (20) days of Employee’s execution of this Agreement, which execution may not take place before August 1, 2016.  The Company shall pay Employee only a one-time lump sum of Two Hundred Sixty-Two Thousand Five Hundred Dollars ($262,500) (“Severance Payment”), less applicable withholdings. The Employee hereby acknowledges that any and all outstanding short-term incentive awards and long-term incentive awards previously granted to Employee shall be terminated and forfeited in full effective the end of day on August 1, 2016, or earlier pursuant to Section 5.

2. Discharge of Claims.  Employee, on behalf of himself, his agents, representatives, attorneys, assignees, heirs, executors, and administrators, hereby covenants that he will not sue and hereby releases and forever discharges the Company, and its past and present employees, agents, insurers, officials, officers, directors, divisions, parents, subsidiaries, predecessors and successors, and all affiliated entities and persons, and all of their respective past and present employees, agents, insurers, officials, officers, and directors from any and all claims and causes of action of any type arising, or which may have arisen, out of or in connection with his employment or the separation of his employment with the Company, including but not limited to claims, demands or actions arising under the Federal Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e, et seq., the Americans with Disabilities Act, 29 U.S.C. § 2101, et seq., the Family and Medical Leave Act, 29 U.S.C. § 2611, et seq., the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 626, as amended by the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, as amended, the National Labor Relations Act, the Minnesota Fair Labor Standards Act (Minn. Stat. §§ 177.21-35), the Minnesota Human Rights Act, Minn. Stat. § 363A.01, et seq., Minn. Stat. § 176.82, Chapter 181 of the Minnesota Statutes, and any other federal, state or local statute, ordinance, regulation or order regarding employment, compensation for employment, termination of employment, or discrimination in employment, and the common law of any state.  Employee further understands that this discharge of claims extends to, but is not limited to, all claims which he may have as of the date of this Agreement based upon statutory or common law claims for defamation, libel, slander, assault, battery, negligent or intentional infliction of emotional distress, negligent hiring or retention, breach of contract, retaliation, whistleblowing, promissory estoppel, fraud, wrongful discharge, or any other theory, whether legal or equitable, and any and all claims for wages, salary, bonuses, commissions, damages, attorney’s fees or costs.  Employee acknowledges that this release includes all claims that he is legally permitted to release, and as such, does not preclude him from filing an administrative charge of discrimination, though he may not recover any damages if he does file such a charge or if he has filed such a charge.

3. Confidential Information Acquired During Employment. Employee agrees that he will continue to treat, as private and privileged, any information, data, documents, reports,

interpretations, financial information, operating, personnel and marketing information, business plans, forecasts, projections, strategies, analyses, records and other information that is non-public, confidential, or proprietary in nature (whether written, electronic, or oral form) containing or otherwise reflecting information about the Company, together with all notes, analyses, compilations, studies, forecasts, memoranda or other documents in tangible form (whether in written form, electronically stored, or otherwise) that Employee acquired while working for the Company.  Employee agrees that he will not release any such information to any person or entity at any time, except as may be required by law, or as agreed to in writing by the Company. Employee acknowledges that any violation of this non-disclosure provision shall entitle the Company to appropriate injunctive relief and to any damages, including the Company’s attorney’s fees and costs, which it may sustain due to the improper disclosure.

4. Return of Company Property.  Other than Employee’s laptop computer and mobile phone and phone/number, which the Company agrees Employee may keep subject to full compliance with security measures as determined by the Company, Employee agrees to return any and all Company property, including any and all devices, files, documents, notes, disks or other materials of any kind, to the Company.

5. Continuation of Employment/Termination Only for Just Cause.  The Company agrees not to terminate Employee’s employment before the end of day on August 1, 2016, and shall pay to Employee all salary and benefits to which he is entitled through the end of day on August 1, 2016, except to the extent that Employee is terminated by the Company “for cause” on or prior to August 1, 2016.  For purposes of this Agreement, “for cause” means conviction of embezzlement, fraud, or conduct which will constitute a felony; willful, unauthorized disclosure of confidential information; and/or failure, neglect or refusal to substantially perform the duties of Employee’s employment.

6. Employee’s Assistance to the Company.  Employee is willing to provide assistance to the Company on any business matters following his employment separation, as long as such assistance is requested on a brief and infrequent basis.  To the extent the Company requires other than brief and infrequent assistance from Employee, the Company agrees to compensate the Employee at a mutually agreed upon rate.

7. Opportunity to Review/Consult with Attorney.  Employee agrees he has been given forty-five (45) days to review and consider this Agreement.  Employee further agrees that he has been advised to consult with an attorney before executing this Agreement.  If Employee does not accept this Agreement within forty-five (45) days, this Agreement is hereby revoked.

8. Notification of Release and Right to Rescind.  This Agreement contains a release of certain legal rights which Employee may have, including rights under the Older Worker Benefit Protection Act, Minnesota Human Rights Act, and Age Discrimination in Employment Act.  Employee should consult with an attorney regarding such release and other aspects of this Agreement before signing this Agreement.  Employee understands that he may nullify and rescind this entire Agreement in writing at any time within the fifteen (15) days following the date he executes this Agreement by hand delivery or by certified mail sent to the following address:

Timothy P. Mihalick

President and Chief Executive Officer

Investors Real Estate Trust

1400 31st Ave SW, Suite 60

Minot, ND  58701

Employee further understands that if he rescinds this Agreement, the Company will not be bound by the terms of this Agreement and, in such event, Employee will have no right to receive or right to retain the financial benefits conferred under this Agreement.

9. Minnesota Law, Forum and Merger.  The terms of this Agreement shall be governed by the laws of the State of Minnesota, and shall be construed and enforced thereunder.  Any dispute arising under this Agreement shall be determined exclusively by a Minnesota court of appropriate jurisdiction.  This Agreement supersedes and replaces all prior oral and written agreements, understandings, and representations between Employee and the Company.  Further, Employee understands and agrees that, except as provided in this Agreement, all claims which he has or may have against the Company and the other released parties are fully released and discharged by this Agreement.  The only claims which Employee may hereafter assert against the Company or any of the other released parties are limited to an alleged breach of this Agreement and claims which Employee is not legally permitted to release.

10. Invalidity.  If any one or more of the terms of this Agreement are deemed to be invalid or unenforceable by a court of law, the validity, enforceability, and legality of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

11. Complete Agreement. This Agreement represents the complete agreement and supersedes and any and all prior agreements between Employee and Company.

12. Employee Understands the Terms of this Agreement.  Other than stated herein, Employee warrants that (a) no promise or inducement has been offered for this Agreement; (b) this Agreement is executed without reliance upon any statement or representation of the Company or its representatives concerning the nature and extent of any claims or liability therefor, if any; (c) Employee is legally competent to execute this Agreement and accepts full responsibility therefor; and (d) the Company has advised Employee to consult with an attorney, and Employee has had a sufficient opportunity to consult with an attorney.

8-1-2016
Dated: 8-1-2016	MARK W. REILING /s/ Mark W. Reiling
Dated: 8-1-2016	INVESTORS REAL ESTATE TRUST By: /s/ Ted E. Holmes Its: Executive Vice President and Chief Financial Officer